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                                                                   EXHIBIT 10.10


                         LBI/GISH BIOMEDICAL, INC. LEASE


Section 1.   Premises
Section 2.   Term  (Initial Term & Option)
Section 3.   Rental Payment
Section 4.   Use
Section 5.   Alterations
Section 6.   Possession
Section 7.   Insurance
Section 8.   Default
Section 9.   Remedies
Section 10.  Maintenance and Repairs
Section 11.  Hazardous Substances
Section 12.  Estoppel Certificate
Section 13.  Severability
Section 14.  Assignment or Subletting
Section 15.  Entry
Section 16.  Signs
Section 17.  Holding Over
Section 18.  Destruction and Condemnation
Section 19.  Indemnity
Section 20.  Landlord's Right to Perform For Tenant
Section 21.  Notices
Section 22.  Attorney Fees
Section 23.  Legal Effect
Section 24.  Titles
Section 25.  Successors
Section 26.  Waiver
Section 27.  Taxes
Section 28.  Janitorial Services
Section 29.  Entire Agreement
Section 30.  Late Charge
Section 31.  Time of the Essence
Section 32.  Subordination
Section 33.  Governing Law
Section 34.  Certain Representations and Warranties of Landlord
Section 35.  Landlord's Indemnity
Section 36.  Landlord's Environmental Compliance
Section 37.  Limitations on Tenant's Liability
Section 38.  Maintenance of Utility Systems
Section 39.  Assignment and Subletting
Section 40.  Landlord's Insurance
Exhibit A.   Premises Layout Map



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         This Lease (Lease) dated as of April 17, 1996 is entered into between
LBI, a California general partnership, (Landlord) and Gish Biomedical, Inc. (Tenant).

1        PREMISES.

         Landlord leases to Tenant and Tenant leases from Landlord a portion of the property located at 870 Gold Flat Road, Nevada City, California 95959 (Premises), currently occupied by Creative Medical Development, Inc. (CMD), consisting of approximately FOURTEEN thousand (14,000) square feet designated on the diagram attached to this Lease as Exhibit A which is incorporated by reference.

2        TERM.

         2.1 The initial term (Initial Term) of this Lease is for the period commencing on April 13, 1996 and ending at midnight on April 12, 1997, unless sooner terminated according to this Lease.

         2.2 Tenant shall have the option to extend the term of this Lease for one (1) year following the expiration of the Initial Term on all of the terms and conditions in this Lease, except that during that extended term, Tenant shall not have the further option to extend the term in this Section 2.2.

                  2.2.1 To exercise this option, Tenant must give Landlord written notice of exercise of the option (Option Notice) no earlier than six (6) months and no later than three (3) months prior to the expiration of the Initial Term. However, if, as of Landlord's receipt of the Option Notice, Tenant is in default under this Lease beyond all applicable cure periods, or has committed or failed to perform acts that with the giving of notice or the lapse of time would constitute a default under this Lease (Potential Default), the Option Notice shall be totally ineffective. If, after giving the Option Notice, Tenant is in default under this Lease, or if a Potential Default has occurred, and that default or Potential Default remains uncured as of the expiration of the Initial Term, this Lease shall, at the election of Landlord, terminate as of the expiration of the Initial Term.

                  2.2.2 Landlord may cancel the option prior to its exercise, if Landlord has entered into a contract for sale of the Leased Premises, or any portion thereof.




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3        RENTAL PAYMENT.

         3.1 The total rent shall be Ninety Thousand Dollars ($90,000) (Rent) payable to Landlord, $7,500 monthly, in advance, at the address of Landlord stated in this Lease or at another location Landlord may designate.

         3.2 Rental does not include electricity, gas, water, trash disposal or any other utility or services on the Premises. All such charges shall be paid by Tenant.

4        USE.

         4.1 The Premises are to be used for research and development, offices, manufacturing and warehouse consistent with the prior usage by Creative Medical Development, Inc. and no other purpose.

         4.2 Tenant shall not do or permit any act to be done that will increase the existing rate or cause cancellation of insurance on the Premises or will cause a substantial increase in utility services normally supplied to the Premises.

         4.3 Tenant shall comply with all statutes, ordinances, regulations, and other requirements of all governmental entities that pertain to the occupancy or use of the Premises, and with all reasonable, non-discriminatory rules and regulations that are adopted by Landlord for the safety, care, and cleanliness of the Premises and the preservation of good order on the Premises. These rules and regulations are expressly made a part of this Lease.

5        ALTERATIONS.

         5.1 Except as provided in section 6.1, Tenant, shall be solely responsible for all alterations, construction, remodeling or improvements required to use the Premises pursuant to this Lease. All improvements and/or trade fixtures which Tenant installs on the Premises occupied by Tenant may be removed by Tenant at the end of this lease. If Landlord requests at the time Tenant requests Landlord's approval for any improvements or alterations to be made by Tenant, Tenant shall remove such improvements and alterations within ten
(10) days of the end of the Term. In addition, Tenant shall remove all trade fixtures, within ten days of the end of the Term. To the extent that any such removal causes any damages to the Premises, Tenant shall immediately restore the Premises to its former condition, reasonable wear and tear excepted. Any and all improvements, alterations, and/or changes in the Premises that Tenant may desire must conform to all municipal, county, and other governmental standards. Prior to commencement of any alterations, improvements and/or changes in the Premises Tenant shall submit the proposed changes to Landlord for Landlord's approval. Landlord shall


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have ten (l0) days in which to indicate in writing either its approval or disapproval of the alterations, improvements and/or changes. If Landlord disapproves of the alterations, improvements and/or changes, Landlord shall specifically state those portions to which Landlord objects. Approval of alterations, improvements and/or changes shall not be unreasonably withheld by Landlord.

         5.2 Any alteration to the Premises without the prior written consent of Landlord shall be a breach of this Lease and, at the option of Landlord, shall cause a termination of this Lease.

6        POSSESSION.

         Any delay in delivery of possession to the Tenant shall postpone the commencement of rent accordingly, but shall not otherwise affect this Lease. However, if for any reason Landlord does not deliver possession of the Premises to Tenant on the Closing Date of the proposed Purchase of Assets Agreement between CMD and Tenant, Tenant shall have the right, upon written notice to Landlord, to terminate this Lease.

7        INSURANCE.

         7.1 Tenant shall pay for and maintain insurance throughout the life of this Lease with general liability coverage of at least One Million Dollars ($1,000,000) minimum coverage per occurrence. Tenant will furnish Landlord with proof of insurance issued by an insurer approved by Landlord showing the coverage to be in force and showing Landlord as a named insured for all periods of the Term.

         7.2 Landlord and Tenant shall each be responsible to maintain appropriate fire and casualty insurance for their respective interests in the Premises and the property situated thereon.

         7.3 Landlord and Tenant each waive the rights of subrogation that may arise against the other because of any act covered by insurance.

8        DEFAULT.

         Each of the following shall be an Event of Default under this Lease:

         8.1 If Tenant fails to make any payment required by the provisions of this Lease within ten (10) days after written notice from Landlord. Said written notice shall be in lieu of any required statutory notice to pay rent or quit.

         8.2 If Tenant fails within thirty (30) days after written notice to correct (or, if correction will reasonably take more than thirty (30) days, to commence and diligently


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prosecute such correction) any breach or default of the other covenants, terms, or conditions of this Lease;

         8.3 If Tenant vacates, abandons, or surrenders the Premises prior to the end of the Term; and

         8.4 If all or substantially all of Tenant's assets are placed in the hands of a receiver or trustee, and that receivership or trusteeship continues for a period of thirty (30) days, or if Tenant makes an assignment for the benefit of creditors or is adjudicated a bankrupt, or if Tenant institutes any proceedings under any state or federal bankruptcy act by which tenant seeks to be adjudicated a bankrupt or seeks to be discharged of debts, or if any voluntary proceeding is filed against Tenant under any bankruptcy laws, and Tenant consents or acquiesces by pleading or default.

9        REMEDIES.

         Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord is entitled at Landlord's option to the following:

         9.1 to reenter and take exclusive possession of the Premises;

         9.2 to continue this Lease in force or to terminate it at any time;

         9.3 to relet the Premises for any period on Tenant's account and at Tenant's expense, including real estate commissions actually paid, and to apply the proceeds received during the balance of Term to Tenant's continuing obligations under this Lease;

         9.4 to take custody of all personal property on the Premises and to dispose of the personal property and to apply the proceeds from any sale of that property to Tenant's obligations under this Lease;

         9.5 to recover from Tenant the damages described in Civil Code Section 1951.2(a)(1), 1951.2(a)(2), 1951.2(a)(3), and 1951.2(a)(4), the provisions of which are expressly made a part of this Lease;

         9.6 to restore the Premises to the same condition as received by Tenant, or to alter the Premises to make them suitable for reletting, all at Tenant's expense; and

         9.7 to enforce by suit or otherwise all obligations of Tenant under this Lease and to recover from Tenant all remedies now or later allowed by law.

         Any act that Landlord is entitled to do in exercise of Landlord's rights upon an Event of Default may be done at a time and in a manner deemed reasonable by Landlord in


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Landlord's sole discretion, and Tenant irrevocably authorizes Landlord to act in all things done on Tenant's account.

10       MAINTENANCE AND REPAIRS.

         10.1 Landlord Responsibility. Except for damage caused by any negligent or intentional act or omission of Tenant, or Tenant's employees or agents, in which event Tenant shall repair the damage, Landlord shall repair, maintain, and operate the common areas and repair and maintain the roof; foundation; structural walls; exterior and structural parts of the premises and building and heating, air conditioning, ventilation, plumbing, electrical, and other equipment that serves both the Premises and other parts of the building, so that they are kept in good working order and repair.

         10.2 Tenant Responsibility. Except for Landlord's responsibility as set forth in Section 10.1, Tenant shall maintain the Premises in good and safe condition, including all interior surfaces of walls, windows, doors, and ceilings, floor coverings, light fixtures, lamps and bulbs, plumbing fixtures, and all other fixtures or equipment. Tenant promises to surrender the Premises at termination of this Lease in the same condition as received, except for normal wear and tear, casualty, condemnation, and changes authorized to be left by Landlord. Tenant agrees to make no repairs at the expense of Landlord.

11       HAZARDOUS SUBSTANCES.

         11.1 Tenant agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Substances ( as defined in Section 34) by Tenant in or about the real estate commonly known as 870 Gold Flat Road, Nevada City, CA 95959 ("Project") shall strictly comply with all applicable Environmental Laws (as defined in Section 34).

         11.2 Tenant agrees to indemnify and defend Landlord harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Project by Tenant.

         11.3 If the presence of Hazardous Substances on the Project caused by Tenant results in the contamination or deterioration of the Project or any water or soil beneath the Project, Tenant shall promptly take all action necessary to investigate and remedy that contamination caused by Tenant.

         11.4 Landlord and Tenant each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Substances or the violation of Environmental Laws that relate to the Project.


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         11.5 Tenant shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances on, under, or about the Project, except that Tenant may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Premises and
(ii) other Hazardous Substances that are necessary for the operation of Tenant's business and for which Landlord gives written consent prior to the Hazardous Substances being brought onto the Premises, which consent shall not be unreasonably withheld. At any time during the term of this Lease, Tenant shall, within ten (10) days after written request from Landlord, disclose in writing all Hazardous Substances that are being used by Tenant on the Project, the nature of the use, and the manner of storage and disposal.

         11.6 At any time and upon prior written notice to Tenant, Landlord may require testing wells to be drilled on the Project and may require the ground water to be tested to detect the presence of Hazardous Substances by the use of any tests that are then customarily used for those purposes. Landlord shall supply Tenant with copies of the test results. The cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by Tenant if the tests disclose the existence of facts that give rise to liability of Tenant pursuant to this Section 11.

12       ESTOPPEL CERTIFICATE.

         At any time within ten (10) days after request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, without charge, a written statement certifying that this Lease is unmodified and in full force, or if there have been modifications, that it is in full force as modified. The statement shall also contain the date of commencement of this Lease, the dates to which the rent and any other charges have been paid in advance, and any other information Landlord reasonably requests. It is acknowledged by Tenant that any statement is intended to be delivered by Landlord to and relied upon by prospective purchasers, mortgagees, deed of trust beneficiaries, and assignees.

13       SEVERABILITY.

         The invalidity of any portion of this Lease shall not affect the remainder, and any invalid portion shall be deemed rewritten to make it valid so as to carry out as near as possible the expressed intention of the parties.

14       ASSIGNMENT OR SUBLETTING.

         Tenant may, either voluntarily or by operation of law, sell, hypothecate, assign, or transfer this lease, or sublet the premises or any part thereof or permit the premises or any part thereof to be occupied by others. Tenant shall, within ten days, notify Landlord of any such event. Any such event shall not relieve Tenant from any liability or obligation hereunder whether or not then accrued.


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15       ENTRY.

         Landlord reserves the right to enter the Premises at reasonable times upon one (1) business day's prior notice (except in an emergency) to carry out any building management or business purpose in or about the building, without any abatement of rent.

16       SIGNS.

         Tenant shall not place or permit to be placed in, upon, about, or outside the Premises any sign, notice, drapes, shutters, blinds, or display of any kind, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

17       HOLDING OVER.

         This Lease shall terminate without further notice at the expiration of the Term. Any holding over shall not constitute a renewal or extension.

18       DESTRUCTION AND CONDEMNATION.

         18.1 If the Premises are damaged to an extent that cannot be lawfully repaired within sixty (60) days after the date of damage, this Lease may be terminated by written notice of either party. If the Premises can be repaired within the sixty (60) day period, or if this Lease is not terminated in accordance with this provision, Landlord shall proceed with repairs as necessary, subject to a proportionate reduction in the rent, based on the extent to which the damage and repairs shall interfere with the business of Tenant on the Premises. In case of damage to one-half (1/2) or more of the building in which the Premises are located, Landlord may elect to terminate this Lease, whether the Premises are damaged or not. Tenant waives the benefits of Civil Code Sections 1932(2) and 1933(4). In case of a dispute between the parties with respect to Section 18, the matter shall be settled by arbitration in a manner as the parties may agree on, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

         18.2 If all or any portion of the Premises are condemned or are transferred in lieu of condemnation, Landlord or Tenant may, upon written notice given within sixty (60) days after the taking or transfer, terminate this Lease effective upon the date the condemning authority takes title or possession to the Premises or any portion thereof. Tenant shall not be entitled to share in any portion of the award, and Tenant expressly waives any right or claim to any part of the award. Tenant shall, however, have the right to claim and recover, from the condemning authority only, but not from Landlord, any amounts necessary to reimburse Tenant for the cost of removing stock and fixtures, loss of goodwill, relocation expenses, and damage or loss to personal property.


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19       INDEMNITY.

         Except for damages caused by any negligent or intentional act or omission of Landlord, its employees or agents, Tenant shall indemnify, hold harmless, and defend Landlord from all claims and liability of every kind, including court costs and attorney fees, arising in any way from any occurrence on the Premises, or related to the use or occupancy of the Premises.

20       LANDLORD'S RIGHT TO PERFORM FOR TENANT.

         If Tenant fails to perform any obligation under this Lease, Landlord shall be entitled to make reasonable expenditures to cause proper performance on Tenant's behalf and at Tenant's expense, and Tenant promises to reimburse Landlord for any expenditures within ten (10) days after written notice from Landlord requesting reimbursement, and failure of Tenant to make the reimbursement shall be deemed to be a default the same as a failure to pay an installment of rent when due. All obligations of Tenant to pay money are payable without abatement, deduction, or offset of any kind.

21       NOTICES.

         Any notice under this Lease shall be given by mailing the notice, postage prepaid, by certified mail, return receipt requested, to Tenant at the Premises or any other address set forth adjacent to Tenant's signature below and to Landlord at 870 Gold Flat Road, Nevada City, CA 95959, or to any other place designated in writing by the parties.

22       ATTORNEY FEES.

         In any action or proceeding by either party to enforce this Lease or any provision of this Lease, the prevailing party shall be entitled to recover reasonable attorney fees and all other costs incurred.

23       LEGAL EFFECT.

         All obligations of Tenant are expressly made conditions of this Lease, any breach of which shall, at the option of Landlord, terminate this Lease.

24       TITLES.

         The titles or headings to paragraphs shall have no effect on interpretation of provisions.




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25       SUCCESSORS.

         The provisions of this Lease shall apply to and bind the heirs, successors, and assigns of the parties.

26       WAIVER.

         The failure of Landlord to enforce a provision of this Lease shall not be deemed a waiver for any purpose.

27       TAXES

         Taxes attributable to the Premises or the use of the Premises shall be allocated as follows:

         27.1 Real Estate Taxes. Landlord shall pay all real estate taxes and assessments for the Premises.

         27.2 Personal Property Taxes. Tenant shall pay all personal property taxes and any other charges which may be levied against the Premises which are attributable to the improvements made by Tenant, Tenant's personal property or equipment or which are otherwise attributable to Tenant's use of the Premises.

28       JANITORIAL SERVICES.

         Tenant shall be responsible for janitorial services for the Premises, including disposal of all waste and refuse. Disposal bins shall be situated as designated by Landlord.

29       ENTIRE AGREEMENT.

         This Lease, together with each attached exhibit, shall constitute the entire agreement of the parties, and may be modified only by a writing signed by the parties.

30       LATE CHARGE.

         If any rent installment is not paid within ten (10) days after the due date, Tenant agrees to pay a late charge of one percent (1%) of the delinquent amount.

31       TIME OF THE ESSENCE.

         Time is of the essence in the performance of Tenant's obligations under this Lease.



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32       SUBORDINATION.

         This Lease, at Landlord's option, shall be subordinate to the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions; provided, however, that as to the lien of any deed of trust or mortgage, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as tenant pays the rent and observes and performs all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this Lease shall be deemed prior to that mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of that mortgage, deed of trust, or ground lease or the date of recording, subject to Tenant's right to quiet possession of the Premises provided that Tenant is not in default of the Lease.

33       GOVERNING LAW.

         This Lease shall be governed by and construed in accordance with California law.

34       CERTAIN REPRESENTATIONS AND WARRANTIES OF LANDLORD. Notwithstanding
anything in the Lease to the contrary, Landlord represents and warrants to Tenant that (i) Tenant's use of the Premises as used by Creative Medical Development, Inc. will not (a) result in an increase in any insurance premiums or cancellation of any insurance policy maintained by Landlord, or (b) conflict with any rights granted to another tenant in the project, (ii) there are no liens, encumbrances, leases, mortgages, deeds of trust or other matters encumbering or affecting Landlord's right, title or interest in or to the Premises that will materially and adversely affect Tenant's quiet use and enjoyment of the Premises; and (iii) to Landlord's knowledge, the Premises and all improvements thereto are in compliance with all federal, state and local laws, including, but not limited to, all laws regulating or relating to "Hazardous Substances" (as hereinafter defined) or the environment (collectively, "Environmental Laws"), building codes, and the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq and 47 U.S.C. Sections 225 et seq, as amended from time to time, and any similar or successor federal, state or local laws (collectively, the "ADA"). "Hazardous Substances" shall mean and include all materials, substances, wastes, chemicals, liquids, solids and gases that are harmful, hazardous, dangerous, toxic or radioactive, or that are defined as a "hazardous material", "hazardous waste", "hazardous substance" or similarly defined by any federal, state or local law."




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The parties have executed this Lease on the date first written above.

LANDLORD:                          TENANT:

LBI                                Gish Biomedical, Inc.


By:___________________             By:_________________________




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